May 27, 1994

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

     Re:  Cadence Design Systems, Inc.
          Form S-3 Registration Statement

Ladies and Gentlemen:

     Accompanying this letter for filing pursuant to the Securities Act of 1933, as amended, is a conformed copy of a Registration Statement on Form S-3 (the "Registration Statement") with respect to 2,350,000 shares of the Common Stock of Cadence Design Systems, Inc. (the "Company"). Manually executed signature pages and consents were executed prior to the time of this electronic filing and will be retained by the Company for five years.

     In payment of the $11,903 registration fee, wires were transferred to the account of the Securities and Exchange
Commission by federal wire transfer as required pursuant to Rule 13(c) of Regulation S-T. Two wires were sent. First one for $11,801.73 was sent on May 26, 1994 at approximately
1:58 p.m. Washington D.C. time and was assigned reference number
MT-842285 and the second wire in the amount of $102.00 was sent on May 27, 1994 at approximately 1:07 p.m. Washington D.C. time and was assigned reference number MT-844550.

     The Registration Statement pertains to 1,050,000 shares of Common Stock of the Company held by Comdisco Systems, Inc. ("Comdisco Systems") and 1,300,000 shares of Common Stock of the Company issuable upon the exercise of warrants held by Comdisco Systems. It is desired that the Registration Statement be made effective as soon as possible. Therefore, we would appreciate hearing promptly whether it will be reviewed by the Staff.

     If you have any questions about the enclosed, please contact the undersigned at (408) 943-1234 or Eileen Duffy
Robinett of Fenwick & West at (415) 494-0600.

Very truly yours,

CADENCE DESIGN SYSTEMS, INC.

James Given
Corporate Counsel

As filed with the Securities and Exchange Commission on May 27, 1994
                                        Registration No. 33-
                         ______________________
                   SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
                        ______________________

                               FORM S-3
                       REGISTRATION STATEMENT
                                Under
                     THE SECURITIES ACT OF 1933
                        ______________________

                     CADENCE DESIGN SYSTEMS, INC.
          (Exact name of Registrant as specified in its charter)

     Delaware                                  77-0148231
     (State or other jurisdiction of         (I.R.S. Employer
     incorporation or organization)          Identification
                                             No.)
                         ______________________

                       555 River Oaks Parkway
                    San Jose, California  95134
                         (408) 943-1234
      (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices )
                         ____________________

                           James Given, Esq.
                          Corporate Counsel
                     Cadence Design Systems, Inc.
                       555 River Oaks Parkway
                     San Jose, California  95134
                           (408) 943-1234
     (Name, address, including zip code, and telephone number,including area code, of agent for service)
                          ____________________
                              Copies to:

                          Edwin N. Lowe, Esq.
                         David W. Healy, Esq.
                      Eileen Duffy Robinett, Esq.
                           Fenwick & West
                   Two Palo Alto Square, Suite 800
                      Palo Alto, California  94306
                          ____________________

Approximate date of commencement of proposed sale to the public:
From time to time after the later of the effective date of this Registration Statement or June 11, 1994 until the earlier of the sale of all shares registered hereunder or June 30, 1996.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ___

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  _x___
                      _____________________

                  Calculation Of Registration Fee
                                                     Proposed
                                                     Maximum
Title of Each Class of            Proposed Maximum   Aggregate Amount of
Securities to be   Amount to be   Offering Price     Offering  Registration
Registered         Registered     per Share(1)       Price(1)  Fee
- ----------------   ------------   ---------------    -------   ------------
Common Stock
$0.01 par value
per share          2,350,000       $14.6875      $34,515,625  $11,903


(1)  Estimated solely for the purpose of calculating the
amount of the registration fee, pursuant to Rule 457(c)
promulgated under the Securities Act of 1933, based on the
market price of the Registrant's Common Stock on May 25,
1994.
                       ______________________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                            PROSPECTUS

                          2,350,000 Shares
                   CADENCE DESIGN SYSTEMS, INC.
                           Common Stock
                        ____________________

     All of the shares of Common Stock of Cadence Design Systems, Inc. (the "Company") offered hereby are being sold by Comdisco Systems, Inc. ("Comdisco Systems"). Such shares are being offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), during the period of time that the Registration Statement to which this Prospectus relates is kept effective but no later than June 30, 1996. It is anticipated that Comdisco Systems will offer shares for sale from time to time at the then-prevailing market price. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by Comdisco Systems will be borne by Comdisco Systems. The Company's Common Stock is traded on the New York Stock Exchange ("NYSE") under the symbol "CDN." On May 26, 1994, the closing price of the Company's Common Stock on the NYSE was $14.75.
                       ____________________
See "Risk Factors" for a discussion of certain factors that should be considered in connection with an investment in the Common Stock offered hereby.
                       ____________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADE-QUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               Underwriting                  Proceeds
                 Price to      Discounts and   Proceeds      to Selling
                 Public        Commissions(1)  to Company(2) Stockholders
                ----------     --------------  ------------- ------------
Per Share    see text above        none          none      see text above
Total        see text above        none          none      see text above


(1) Comdisco Systems and any broker executing selling orders on behalf of Comdisco Systems may be deemed to be an "underwriter" within the meaning of the Securities Act, in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities
Act.

(2) The Company will pay expenses of registration estimated at $30,000.



            The date of this Prospectus is May 27, 1994.

                       AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its regional offices located as follows: 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates by writing to the Commission, Public Reference Section, Washington, D.C. 20549. Such reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission, Washington, D.C. 20549, a Registration Statement on Form S-3 under the Securities Act, with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement may be inspected without charge at the offices of the Commission in Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission, upon the payment of the fees prescribed by the Commission.

          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Except to the extent modified or superseded by information contained herein, the Company's Annual Report on Form 10-K for the year ended December 31, 1993, the Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 and the Form 8-A filed on August 29, 1990 and amended May 26, 1994 (Commission File No. 1-10606), as filed with the Commission, are hereby incorporated by reference in this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to James Given, Corporate Counsel, Cadence Design Systems, Inc., 555 River Oaks Parkway, San Jose, California 95134; telephone number (408) 944-7748.

     No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Underwriter. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.

                          THE COMPANY

     The principal executive offices of the Company are located at 555 River Oaks Parkway, San Jose, California
95134 and its telephone number is (408) 943-1234.

                          RISK FACTORS

     Investors should consider carefully the following factors, in addition to the other information contained in this Prospectus, before purchasing the shares of Common
Stock offered hereby.

     Fluctuations in Operating Results. The Company's operating expenses are partially based on its expectations of future revenue. The Company's results of operations may be adversely affected if revenue does not materialize in a quarter as expected. Since expense levels are usually committed in advance of revenues and because only a small portion of expenses vary with revenue, the Company's operating results may be impacted significantly by lower revenue. Based on the Company's operating history and factors that may cause fluctuations in the quarterly results, quarter to quarter comparisons should not be relied upon as indicators of future performance. Although the Company's revenues are not generally seasonal in nature, the Company from time to time has experienced decreases in first quarter revenue versus the preceding fourth quarter which is believed to result primarily from the capital purchase cycle of the Company's customers.

     Key Personnel. The Company is dependent upon the efforts and abilities of its senior management, its research and development staff and a number of other key management, sales, support and technical personnel. The success of the Company will depend to a large extent upon its ability to retain and continue to attract qualified technical and other employees. Competition for qualified personnel in the software industry is intense, and the loss of key employees could have a material adverse effect on the Company's business, operating results and financial condition, particularly if key personnel are subsequently employed by a competitor.

     Technological Change. Because of rapid technological changes in the electronic design automation ("EDA") industry, the Company's future revenues will depend on its ability to develop or acquire new products and enhance its existing products on a timely basis to accommodate the latest technological advances in computer software and hardware. The Company's products are designed for a narrow technology and are dedicated to the design and manufacturing processes, procedures, techniques and methods currently in use by integrated circuit manufacturers. The EDA software tools currently licensed by the Company are usable primarily in connection with current manufacturing processes. Changes in manufacturing technology or processes could render one or more of the Company's software tools obsolete. There can be no assurance that the Company will be able to avoid obsolescence of its products or that any new or enhanced products it develops or markets will be competitive or achieve market acceptance. Moreover, any significant delays in product development could result in a loss of competitiveness of the Company's products and loss of revenues.

     Competition. The Company faces intense competition in the EDA product market from a number of companies that sell competing products and from internal EDA software development groups of potential customers. Some of the Company's competitors may have substantially greater financial, marketing and technological resources than the Company. There can be no assurance that the Company will be able to compete successfully.

     Because the EDA industry is labor intensive rather than capital intensive, the number of potential competitors to the Company is great. A potential competitor who possesses the necessary knowledge of electronic circuit and systems design, production and operation could develop EDA tools using a moderately priced computer workstation and bring such tools to market quickly. If such an EDA software tool were to surpass the technology of a tool of the Company, the attention of customers might rapidly shift to the new tool, resulting in a precipitous decline in the sales of the Company's comparable product.

    Intellectual Property Rights. The Company relies principally upon trade secrets and copyright laws to protect its intellectual property rights. In general, the Company seeks to preserve its trade secrets by licensing (rather than selling) its products, by using nondisclosure agreements, by limiting access to confidential information and through other security measures. Despite these precautions, it may be possible for third parties to copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. The Company has relatively few patents, and existing copyright laws afford only limited protection. There has been an increase in the number of patents issued in the United States relating to EDA software and, accordingly, the risk of patent infringement in the industry can be expected to increase. In addition, the proprietary rights and laws of certain countries do not protect the Company's products and intellectual property rights to the same extent as do the laws of the United States.

     International Revenues. A large percentage of the total revenues of the Company has been derived from international sources, principally in Japan and Europe. International sales have constituted approximately one-half of the Company's total revenues since 1991, and it is anticipated that international revenues will continue to constitute a significant portion of total revenues for the Company. International revenues are subject to certain increased risks normally associated with international operations, including, among others, adoption and expansion of government trade restrictions, currency conversion risks, limitations on repatriation of earnings and reduced protection of intellectual property rights. Due to adverse business conditions in Japan, the Company has experienced and may continue to experience a reduced level of activity from this important market. A continued low level or further reduction of orders from Japan could have a material adverse impact on the Company's results of operations. Many of the products offered by the Company are subject to restrictions on export under the regulations of the United States Department of Commerce and Department of State, and changes in United States export policy, as well as changes in the import restrictions of foreign countries, could have an adverse effect on the Company's business.

     Volatility of Stock Prices. The market price of the Company's Common Stock has been and may continue to be volatile. This volatility may result from a number of factors, including fluctuations in the Company's quarterly revenues and net income, announcements of technical innovations or new commercial products by the Company or its competitors, and market conditions in the EDA, semiconductor, telecommunications, computer hardware and computer software industries. In addition, the stock market has experienced and continues to experience extreme price and volume fluctuations which have affected the market prices of securities, particularly those of technology companies, and which have often been unrelated to the operating performance of the companies. These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of the Company's Common Stock.


                    SELLING STOCKHOLDER

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of May 20, 1994 by Comdisco Systems. Comdisco Systems acquired the shares of Common Stock offered hereby in connection with the Company's acquisition of certain assets and liabilities of Comdisco Systems (the "Comdisco Systems Business"). The Company is also a party to certain agreements with Comdisco, Inc. pursuant to which the Company leases certain equipment and subleases certain real estate. The following table assumes Comdisco Systems sells all shares held by it in this offering. The Company is unable to determine the exact number of shares, if any, that will actually be sold pursuant to this Prospectus.


                     Shares Beneficially             Shares Beneficially
                    Owned Prior to Offering         Owned Prior to Offering
                    ------------------------        -----------------------

                                        Shares Being
Name           Number         Percent     Offered     Number    Percent
- ----           --------       -------   -----------  -------   --------

Comdisco       2,350,000(1)      5.5%      2,350,000     --        --

___________________

(1) Includes a warrant to purchase up to 1,300,000 shares of Common Stock which are immediately exercisable at $14.50 per share, subject to certain restrictions.


                        PLAN OF DISTRIBUTION

     In connection with the Company's acquisition of the Comdisco Systems Business, Comdisco Systems and its parent corporation, Comdisco, Inc., entered into an Agreement For Purchase and Sale of Assets (the "Agreement") with the Company pursuant to which Comdisco Systems was granted certain registration rights. The Registration Statement of which this Prospectus forms a part has been filed pursuant to the Agreement. In the Agreement, Comdisco Systems agreed to sell any of the shares offered by them pursuant to this prospectus in accordance with the manner of sale provisions set forth in Rule 144(f) promulgated under the Securities Act or otherwise in customary brokerage transactions on the NYSE and involving the payment by Comdisco Systems of customary brokers commissions in connection with such sales. No assurance can be given that Comdisco Systems will sell any of the shares that are subject to this Prospectus or that Comdisco Systems will not sell such shares in a private transaction or other transaction that is exempt from the registration requirements of the Securities Act.

     Rule 144(f) permits sales in "brokers' transactions" (described below) or to market makers, and provides that the person selling the shares may not (1) solicit or arrange for the solicitation of orders to buy the shares in anticipation of or in connection with such transaction, or (2) make any payment in connection with the offer or sale of the shares to any person other than the broker who executes the order to sell the securities. In general, "brokers' transactions" are ones in which the broker merely executes the sell order, receives no more than the customary commission and does not solicit orders to buy the shares.

     To the best of the Company's knowledge, Comdisco Systems has not entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the shares offered hereby. The Company does not know the identity of the brokers or market makers which will participate in the offering.

     Pursuant to the Agreement, Comdisco Systems may not sell the shares offered hereby without first submitting a written request to the Company (the "Takedown Request") to sell at least 50,000 of the shares (or, if less, any remaining shares registered hereunder). The Company must notify Comdisco Systems promptly following the receipt of the Takedown Request whether it believes this Prospectus should be supplemented or amended prior to use in connection with such sale of stock, in which case the Company is obligated to use all reasonable efforts to effectuate such update as soon as possible. Once the Prospectus is available for use, Comdisco Systems will have 15 business days following notice of its availability within which to sell the shares specified in its Takedown Request. Comdisco Systems may not offer or sell any shares hereunder pursuant to a Takedown Request during the period commencing with the 20th day before the end of a fiscal quarter and ending with the earlier of the 20th day of the following month or the second trading day following the public announcement of the Company's earnings for the fiscal quarter in which the period commenced. Under certain circumstances, the Company is permitted to postpone for a period of time the filing of an update to this Prospectus, which would thereby delay the sale of shares hereunder by Comdisco Systems. During the period commencing June 11, 1995 and ending June 30, 1996, Comdisco Systems may not make a Takedown Request or sell shares hereunder if Comdisco Systems has not sold the full amount of shares that it is then permitted to sell under the volume limitations of Rule 144(e), unless the number of shares to be sold is in excess of the number of shares Comdisco Systems is then permitted to sell under Rule 144(e).

                          LEGAL MATTERS

     The validity of the issuance of the shares of Common
Stock offered hereby will be passed upon for the Company by Fenwick & West, Two Palo Alto Square, Suite 800, Palo Alto,
California  94306.

                             EXPERTS

     The consolidated financial statements of Cadence Design Systems, Inc. as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993 and the related financial statement schedules incorporated by reference in this Prospectus have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon authenticity of said firm as experts in giving said reports. Arthur Andersen & Co. did not audit the consolidated financial statements of Valid Logic Systems Incorporated, a company acquired by Cadence during 1991 in a transaction accounted for as a pooling of interests. Such statements are included in the consolidated financial statements of Cadence and reflect total revenues of 40% of the consolidated total for the year ended December 31, 1991. The consolidated financial statements and related financial statement schedules of Valid Logic Systems Incorporated and subsidiaries for the year ended December 31, 1991 have been audited by Deloitte & Touche, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The opinion of Arthur Andersen & Co., insofar as it relates to amounts included for Valid Logic Systems Incorporated, is based solely upon the reports of Deloitte & Touche.

                    CADENCE DESIGN SYSTEMS, INC.






                         2,350,000 Shares of
                            Common Stock












                           ___________________
                               PROSPECTUS
                           ___________________

                                 PART II

                 INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution.

     The estimated expenses to be paid by the Registrant in connection with this offering are as follows:

Securities and Exchange Commission registration fee     $11,903
Accounting fees and expenses                              6,500
Legal fees and expenses                                  10,000
Miscellaneous                                             1,597
    Total                                               $30,000

ITEM 15.  Indemnification of Directors and Officers.

     As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. The Registrant also maintains a limited amount of director and officer insurance. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors, officers and employees, and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant is required to advance expenses, as incurred, to such directors, officers and employees in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit); (iii) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with such directors, officers and employees; (iv) the Registrant is required to maintain director and officer liability insurance to the extent reasonably available; and
(v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

     The Registrant's policy is to enter into indemnity agreements with each of its executive officers and directors that provide the maximum indemnity allowed to officers and directors by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. In addition, the indemnity agreements provide that officers and directors will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorney's fees) and settlement amounts paid or incurred by them in any action or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors or officers of the Registrant or as directors or officers of any other company or enterprise when they are serving in such capacities at the request of the Registrant. No indemnity will be provided, however, to any director or officer on account of conduct that is adjudicated to be knowingly fraudulent, deliberately dishonest or willful misconduct. The indemnity agreements also provide that no indemnification will be available if a final court adjudication determines that such indemnification is not lawful, or in respect of any accounting of profits made from the purchase or sale of securities of the Registrant in violation of Section 16(b) of the Exchange Act.

     The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its officers or directors, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Securities Act.

     ITEM 16.  Exhibits.

     The following exhibits are filed herewith or incorporated by reference herein:

Exhibit
Number                     Exhibit Title

 4.01     Specimen Certificate for shares of Common
          Stock, $0.01 par value, of the Registrant (incorporated by reference to Exhibit 4.01 to the Registrant's Form S-4
          Registration Statement (No. 33-43400) originally filed on October 7, 1991 (the "1991 Form S-4")).

 4.02 (a) The Registrant's Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on April 8, 1987 (incorporated by reference to Exhibit 3.01 to Registrant's Form S-1 Registration Statement (No. 33-13845) originally filed on April 29, 1987 (the "1987 Form S-1")).

          (b)  The Registrant's Certificate of Retirement of
          Stock as filed with the Secretary of State of the State of Delaware on September 28, 1987 (incorporated by reference to
          Exhibit 3.01(b) to Registrant's Form S-4 Registration
          Statement (No. 33-20724) originally filed on February 25,
          1988).

          (c)  The Registrant's Certificate of Ownership and
          Merger as filed with the Secretary of State of the State of Delaware on June 1, 1988 (incorporated by reference to
          Exhibit 3.02(c) to the Registrant's Form S-1 Registration Statement (No. 33-23107) originally filed on July 18, 1988 (the "1988 Form S-1")).

          (d) The Registrant's Certificate of Designations of Series A Junior Participating Preferred Stock as filed with the Secretary of State of the State of Delaware on June 8, 1989 (incorporated by reference to Exhibit 3A to the Registrant's Form 8-K originally filed on June 12, 1989).

          (e)  The Registrant's Certificate of Amendment of
          Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on July 26, 1991
          (incorporated by reference to Exhibit 3.01(e) to the 1991
          Form S-4).

          (f) The Registrant's Certificate of Designation of Series A Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware on December 30, 1991 (incorporated by reference to Exhibit 3.01(f) from the Registrant's Form 10-K for the fiscal year ended December 31, 1991).

 4.03 The Registrant's Bylaws, as currently in effect (incorporated by reference to Exhibit 3.02 to the 1987 Form S-1).

 4.04 Section 7 of the Agreement For Purchase and Sale of Assets between the Registrant, Comdisco, Inc. and Comdisco Systems, Inc.

 5.01 Opinion of Fenwick & West regarding the legality of the securities being issued.

23.01     Consent of Arthur Andersen & Co.

23.02     Consent of Deloitte & Touche.

23.03     Consent of Fenwick & West (included in
          Exhibit 5.01).

24.01     Power of Attorney (see pages II-4 and II-5).

ITEM 17.  Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities
Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS that each individual and corporation whose signature appears below constitutes and appoints James Given and H. Raymond Bingham, and each of them, his or its true and lawful attorneys-in-fact and agents with full power of substitution, for him or it and in his or its name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, its or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 26th day of May, 1994.

CADENCE DESIGN SYSTEMS, INC.


By:  /s/Joseph B. Costello
     Joseph B. Costello, President and
         Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name      Title     Date

Principal Executive Officer:


/s/Joseph B. Costello         President, Chief Executive
May 26, 1994
Joseph B. Costello    Officer and Director


Principal Financial Officer:


/s/H. Raymond Bingham         Executive Vice President
Finance   May 26, 1994
H. Raymond Bingham         and Administration, Chief
Financial
                   Officer and Secretary

Principal Accounting Officer:


/s/William Porter        Vice President, Corporate
Controller     May 26, 1994
William Porter   and Assistant Secretary



Name      Title     Date

Additional Directors:


/s/Carol Bartz      Director  May 26, 1994
Carol Bartz


/s/Raymond J. Lane       Director  May 17, 1994
Raymond J. Lane


/s/Dr. Leonard Y.W. Liu       Director  May 26, 1994
Dr. Leonard Y.W. Liu


/s/Donald L. Lucas       Director  May 26, 1994
Donald L. Lucas


/s/Dr. Alberto Sangiovanni-Vincentelli       Director  May
26, 1994
Dr. Alberto Sangiovanni-Vincentelli


/s/George M. Scalise          Director  May 26, 1994
George M. Scalise


/s/Dr. John B. Shoven         Director  May 17, 1994
Dr. John B. Shoven


/s/James E. Solomon      Director  May 26, 1994
James E. Solomon



EXHIBIT INDEX

Exhibit
Number                        Exhibit Title

4.01
- --
Specimen Certificate for shares of Common Stock, $0.01 par value, of the Registrant (incorporated by reference to Exhibit 4.01 to the Registrant's Form S-4 Registration Statement (No. 33-43400) originally filed on October 7, 1991 (the "1991 Form S-4")).


4.02
- --
(a) The Registrant's Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on April 8, 1987 (incorporated by reference to Exhibit 3.01 to Registrant's Form S-1 Registration Statement (No. 33-13845) originally filed on April 29, 1987 (the "1987 Form S-1")).
(b) The Registrant's Certificate of Retirement of Stock as filed with the Secretary of State of the State of Delaware on September 28, 1987 (incorporated by reference to Exhibit 3.01(b) to Registrant's Form S-4 Registration Statement (No. 33-20724) originally filed on February 25, 1988).
(c) The Registrant's Certificate of Ownership and Merger as filed with the Secretary of State of the State of Delaware on June 1, 1988 (incorporated by reference to Exhibit 3.02(c) to the Registrant's Form S-1 Registration Statement (No. 33-23107) originally filed on July 18, 1988 (the "1988 Form S-1")).
(d) The Registrant's Certificate of Designation of Series A Junior Participating Preferred Stock as filed with the Secretary of State of the State of Delaware on June 8, 1989 (incorporated by reference to Exhibit 3A to the Registrant's Form 8-K originally filed on June 12, 1989).
(e) The Registrant's Certificate of Amendment of Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on July 26, 1991 (incorporated by reference to Exhibit 3.01(e) to the 1991 Form S-4).
(f) The Registrant's Certificate of Designation of Series A Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware on December 30, 1991 (incorporated by reference to Exhibit 3.01(f) from the Registrant's Form 10-K for the fiscal year ended December 31, 1991).


4.03
- --
The Registrant's Bylaws, as currently in effect
(incorporated by reference to Exhibit 3.02 to the 1987 Form
S-1).


4.04
- --
Section 7 of the Agreement For Purchase and Sale of Assets between the Registrant, Comdisco, Inc. and Comdisco Systems,
Inc.


5.01
- --
Opinion of Fenwick & West regarding the legality of the securities being issued.


23.01
- --
Consent of Arthur Andersen & Co.


23.02
- --
Consent of Deloitte & Touche.


23.03
- --
Consent of Fenwick & West (included in Exhibit 5.01).


24.01
- --
Power of Attorney (see pages II-4 and II-5).














EXHIBIT 4.04

Section 7 of the
Agreement For Purchase and Sale of Assets between the Registrant, Comdisco, Inc. and Comdisco Systems, Inc.


SECTION 7:

     "7.  REGISTRATION RIGHTS

          7.1  Shelf Registration.

               (a) On or prior to May 1, 1994, Cadence will file a registration statement with the SEC on Form S-3 (if available, or, subject to Section 7.1(d) below, such other form as will be available to Cadence) to register under the Securities Act for sale to the public, during the period commencing on June 11, 1994 and ending on June 30, 1996 (subject to Section 7.1(d) below), any or all of the Shares , and thereafter will file such amendment or amendments to such registration statement, if any, as will be necessary to cause it to become effective as soon as practicable after filing. The registration statement, as amended and supplemented from time to time, is hereinafter referred to as the "Registration Statement." The Shares registered under the Registration Statement are hereafter referred to as the "Registered Shares." Subject to Section 7.1(d) below, Cadence will use all reasonable efforts to maintain the effectiveness of the Registration Statement until the first to occur of (i) the sale or other transfer by Comdisco Systems of all the Registered Shares (whether pursuant to the Registration Statement, Rule 144 or otherwise) or (ii) June 30, 1996. In connection with such registration, Cadence will, at its expense, cause the Shares to be listed (or approved for listing upon notice of issuance, as applicable) on the New York Stock Exchange. Cadence acknowledges that, to the extent that it has agreed in this
Article 7 to take action "as such as practicable" or to use "all reasonable efforts", Cadence commits to take such action or to exert such efforts regardless of the filing fees, attorneys fees and other similar costs it my incur in connection therewith.

               (b)  The prospectus that forms a part of the
Registration Statement as initially filed by Cadence will provide for the sale of all of the Registered Shares held by Comdisco Systems on the New York Stock Exchange from time to time pursuant to the manner of sale provisions set forth in Rule 144(f) under the Securities Act or otherwise in customary brokerage transactions on the New York Stock Exchange and involving the payment by Comdisco Systems of customary brokers commissions in connection with any such sale. Comdisco Systems will sell Registered Shares under the Registration Statement only in accordance with the terms and provisions thereof.

               (c)  After the Registration Statement has
been declared effective, Comdisco Systems may, except as otherwise provided in Section 7.3 hereof, submit a written request to Cadence (a "Takedown Request"), which may be sent by facsimile transmission, to sell at least 50,000 of the Registered Shares (or in the event that Comdisco Systems owns less than 50,000 Registered Shares, to sell all of Comdisco Systems Systems' Registered Shares). The Takedown Request must specify the number to which Cadence will respond by telephone or facsimile transmission. During the period commencing June 11, 1995 and ending June 30, 1996, no Takedown Request will be made, and no offers or sales of any Shares will be made under the Registration Statement, at a time when Comdisco Systems has not sold the full amount of Shares that it is then permitted to sell under the volume limitations of Rule 144(e) (unless the amount of shares which Comdisco Systems Systems intends to sell pursuant to the Takedown Request is in excess of the full amount of Shares that Comdisco Systems Systems is then permitted to sell under the Rule 144(e) volume instructions). (If the Takedown Request is actually received in a day other than a business day, it will be deemed received on the next business day, the date on which the Takedown Request is received is referred to as the "Takedown Request Date;" the time on which the Takedown Request is received as determined to as the "Takedown Request Time".) Upon receiving a Takedown Request from Comdisco Systems, Cadence will promptly notify Comdisco Systems as soon as reasonably possible (but in no event later than the same time as the Takedown Request Time on the next business day following the Takedown Request Date) whether (i) Cadence believes that prospectus contained in the Registration Statement, as then amended or supplemented is available for immediate use or
(ii) Cadence believes that it is necessary or appropriate to file a supplement or file a post-effective amendment to the Registration Statement or the Prospectus or any document incorporated therein by reference or file any other report or document so that, as thereafter delivered to the purchasers of the Registered Shares, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading (a "Prospectus Update"). If Cadence notifies Comdisco Systems that it believes it may be necessary or appropriate to effectuate a Prospectus Update and that Cadence is not exercising any right it may have under Section 7.3 to postpone the Prospectus Update, Cadence will thereupon use all reasonable efforts to effectuate such Prospectus Update as soon as reasonably possible, and not later than three business days after the Takedown Request is received, except that Cadence will have up to an additional two days business days to effectuate such Prospectus Update if, because of the particular circumstances involved, Cadence could not effectuate the Prospectus Update earlier, despite all reasonable diligence. As soon as the Prospectus Update has been effectuated, Cadence will notify Comdisco Systems that the prospectus is available for use. Comdisco Systems will have 15 business days after the date on which Cadence's notice of availability is received in which to sell Registered Shares pursuant to the Takedown Request as provided herein.

               (d) If at the time the Registration is to be filed Cadence is not eligible to use Form S-3 or a successor form, then Cadence will immediately so notify Comdisco Systems. In such event, Comdisco Systems may elect either:
(i) to proceed with registration, in which event, notwithstanding any other provision hereof, Cadence will file a Registration Statement on Form S-1 (or such other form as may be available) as and when provided above in this
Section 7.1 but Cadence may cause the Registration Statement to cease to be effective 90 days after the effective date thereof; or (ii) to enter into an agreement with Cadence, on such terms as may be acceptable to Comdisco Systems and Cadence, whereby Comdisco Systems will be able to sell all or a portion of the Shares.

               (e)  Comdisco will make any Takedown Request
only if in good faith it actually intends to sell within such 15-day period the Registered Shares covered thereby and with the understanding that Takedown Requests are to be made only on the occasions the sale of Registered Shares is actually contemplated and not on a continual basis.
Comdisco Systems will notify Cadence by facsimile transmission as soon as Comdisco Systems has completed or otherwise ceased sales under the Takedown Request. Comdisco Systems will provide to Cadence all information in Comdisco Systems' possession or control, and will take all actions, as may be required in order to permit Cadence to comply with all applicable requirements of the Securities Act and any applicable state securities laws.

          7.2  Registration of Registered Shares.  As to the
Registration Statement pursuant to Section 7.1 and any registration statement in which Shares are registered pursuant to Section 7.4:

               (a)  Cadence will use all reasonable efforts
to have such registration statement declared effective as soon as practicable, and will promptly notify Comdisco Systems, (i) when such registration statement becomes effective, (ii) when any post-effective amendment to such registration statement becomes effective, and (iii) of any request by the SEC for any amendment or supplement to such registration statement or the prospectus relating thereto or for additional information.

               (b)  Cadence will use its best efforts to
register (or determine the availability of an exemption from any registration requirement), not later than the effective date of such registration statement, the Shares covered thereby under the securities laws of such states as Comdisco Systems may reasonably request; provided, however, that Cadence will not be obligated to qualify as a foreign corporation or as a dealer in securities or to execute or file any general consent to service of process under the laws of any jurisdiction where it is not otherwise so obligated.

               (c) Cadence will furnish to Comdisco Systems such number of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement and each amendment thereto, each amendment or supplement to any prospectus and all other documents which Comdisco Systems may reasonably request in order to facilitate the disposition of the Shares registered.

               (d)  Subject to Sections 7.1(c) and 7.3,
Cadence will use all reasonable efforts to keep such registration statement effective and current and from time to time to amend or supplement such registration statement or the prospectus relating thereto to the extent necessary to permit the completion of the sale or distribution of the Shares registered thereunder (i) within the period specified in Section 7.1, in the case of a registration under Section 7.1, or (ii) for the period in which shares of Cadence Common Stock are sold by Cadence thereunder, in the case of a registration pursuant to Section 7.4. If the SEC or any state securities authorities should institute or threaten to institute any proceedings for the purpose of issuing a stop order or other suspension of the effectiveness of such registration statement or the registration (or exemption from registration) of the Shares in question in such state, as the case may be, Cadence will promptly notify Comdisco Systems and will use all reasonable efforts to prevent the issuance of the stop order or other suspension or to obtain the withdrawal thereof as soon as possible.

               (e)  In the event that, during any period in
which Registered Shares are being offered or sold pursuant to Section 7.1(c) above (or during any required prospectus delivery period, in the case of a registration pursuant to
Section 7.4), Cadence believes the last prospectus filed pursuant to Rule 424 in connection with such registration statement may contain misleading statements or material omissions, it will notify Comdisco Systems in writing, and Comdisco Systems hereby agrees to cease utilizing the prospectus for the sale of any Shares, and Cadence agrees, as soon thereafter as may be practicable (subject to Section
7.3 below), to effectuate a Prospectus Update so as to meet the requirements of the Securities Act, and to notify Comdisco Systems of that action.

          7.3 Postponement of Takedown Request or of Filing Registration Statement or Prospectus Update. To reduce the chances that Cadence would be forced to make a premature earnings announcement, Comdisco Systems will not offer or sell any Shares pursuant to a Takedown Request during the period commencing with the 20th day before the end of any fiscal quarter of Cadence and ending with the earlier of the 20th day of the following month or the second trading day following the public announcement of Cadence's earnings for the fiscal quarter in which the period commenced. Cadence will be entitled to postpone, for the minimum period provided below, the filing of the Registration Statement or any Prospectus Update otherwise required to be prepared and filed by it pursuant hereto if, at the time it receives a Registration Request or Takedown Request, as the case may be, Cadence determines in its reasonable judgment, after consultation with counsel, that (a) Cadence would be required to prepare and file any financial statements (other than those it customarily prepares or before it customarily files such financial statements), (b) in the case of a Prospectus Update, Cadence would be required to file an amendment to the Registration Statement to describe facts or events which individually or together represent a fundamental change in the information in the Registration Statement within the meaning of Item 512 of Regulation S-K promulgated under the Securities Act, or (c) the filing would require the premature announcement of any financing, acquisition, corporate reorganization or other material corporate transaction or development involving Cadence such as Cadence reasonably determines would be materially detrimental to the interests of Cadence and its stockholders. The postponement will be for the minimum period reasonably required for Cadence to prepare and file the necessary documents, in the case of a postponement pursuant to (a) or (b) above, or the minimum period reasonably required to avoid such or premature disclosure, in the case of (c) above, and which period will not be in excess of 30 days unless, because of the unusual nature of the particular circumstances, it is necessary that the period extend beyond 30 days (but in no event will the postponement be for more than 60 days). Cadence will promptly give Comdisco Systems notice of any postponement pursuant to this Section 7.3 and Cadence will use all reasonable efforts to minimize the length of the postponement. At Comdisco Systems request, (Cadence will, if Comdisco Systems requests, provide Comdisco Systems, on a confidential basis with a detailed explanation of the basis for the postponement, in which event Comdisco Systems will not purchase, sell or otherwise trade in shares of Cadence Common Stock, directly or indirectly, until two trading days after the transaction or other matter in question is publicly announced by Cadence or the status of the matter changes so that a Prospectus Update or disclosure in the Registration Statement is no longer necessary or advisable. Cadence will also exercise all reasonable efforts to cause the Registration Statement or any amendment to the Registration Statement to become effective as soon as possible after filing thereof pursuant hereto.

          7.4  Piggyback Registrations.

               (a) During the period from [the date of this Agreement] to June 11, 1996 (the "Piggyback Period") Cadence will notify Comdisco Systems in writing at least 30 days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of Cadence Common Stock (including, but not limited to, any registration statements relating to any primary or secondary offering of Cadence Common Stock , but excluding any Registration Statement under Section 7.1 or any registration statement on Form S-8 or any successor form or on Form S-4 or any successor form) and will afford Comdisco Systems an opportunity to include in such registration statement all or any part of the Shares not previously sold by Comdisco Systems. If Comdisco Systems desires to include in any such registration statement all or any part of such Shares, Comdisco Systems will, within 20 days after receipt of the foregoing notice from Cadence, so notify Cadence in writing. Comdisco Systems' notice will inform Cadence of the number of Shares Comdisco Systems wishes to include in such registration statement. If Comdisco Systems decides not to include all of its Shares in any registration statement thereafter filed by Cadence, Comdisco Systems will nevertheless continue to have the right to include any remaining Shares in any subsequent registration statement or registration statements as may be filed by Cadence with respect to offerings of its securities during the Piggyback Period, all upon the terms and conditions set forth herein.

               (b)  If a registration statement under which
Cadence gives notice under this Section 7.4 is for an underwritten offering, then Cadence will so advise Comdisco Systems. In such event, Comdisco Systems' right to include Shares in a registration pursuant to this Section 7.4 will be conditioned upon Comdisco Systems participation in such underwriting and the inclusion of the Shares in the underwriting to the extent provided herein. In order to participate in the underwriting, a Comdisco Systems will enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including any or all of the Shares) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting will be allocated, first, to the shares proposed to be sold thereunder by Cadence and, second, to any shares proposed to be sold thereunder by any holders, including Comdisco Systems, of registration rights granted by Cadence or its predecessors on a pro rata basis based on the number of shares of each such holder entitled to such registration. If Comdisco Systems disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to Cadence and the underwriter, delivered at least ten business days prior to the effective date of the registration statement. Any Shares excluded or withdrawn from such underwriting will be excluded and withdrawn from the registration.

          7.5  Reports.  Cadence will file all reports
required to be filed by it pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, and the applicable regulations thereunder, in order to maintain compliance with the current public information requirements of Rule 144 under the Securities Act or any successor to such rule (to the extent required to enable Comdisco Systems to avail itself of Rule 144) and the reporting requirements for eligibility to use Form S-3 under the Securities Act or any successor to such form. Cadence shall send to Comdisco Systems or its assignee copies of all such filings concurrently with or promptly following filing with the SEC.

          7.6 Expenses to be Paid by Cadence. The expenses of the registration pursuant to this Article 7 will be paid by Cadence except as provided for in Section 7.7 and in this
Section 7.6. The costs to be borne by Cadence include, without limitation, the fees and expenses of Cadence's counsel and its independent accountants and all other out-of-pocket costs and expenses of Cadence incident to the preparation and filing under the Securities Act of the applicable registration statement and all amendments and supplements thereto and the prospectuses contained therein. In addition, Cadence will pay the costs incurred in connection with registration of the Shares under applicable state securities laws to the extent such registration is required under Section 7.2(b).

          7.7 Expenses to be Paid by Comdisco Systems. Comdisco Systems will pay Comdisco Systems' own expenses of distributing prospectuses and related documents, the fees and expenses of Comdisco Systems' counsel and accountants and all brokers commissions payable in connection with any sale of the Shares, and, with respect to registrations under
Section 7.4, all underwriters' and brokers' discounts and commissions payable in connection with any sale of the Shares.

          7.8 Securities Law Compliance. Comdisco Systems agrees that, in disposing of any Shares, Comdisco Systems will comply with all applicable securities laws and regulations, including the rules promulgated under the Securities Act or Securities Exchange Act of 1934, as amended (the "Rules"). Comdisco Systems agrees to deliver the current prospectus contained in any applicable registration statement and any appropriate Prospectus Update as required by the Securities Act and the regulations thereunder and any applicable state securities laws.

          7.9  Resale Restrictions.  Comdisco Systems
acknowledges that the Shares will constitute "restricted securities" under Rule 144, inasmuch as they are being acquired from Cadence in transactions not involving any public offering, and that under applicable laws and regulations the Shares may be resold without registration under the Securities Act only in certain limited circumstances. Accordingly, Comdisco Systems will not make any disposition of all or any portion of the Shares unless:

               (a)  (i)  There is then in effect a
registration statement under the Securities Act covering the proposed disposition, the disposition is made in accordance with the registration statement and the Securities Act and Comdisco Systems or its representative(s) meets the prospectus delivery requirements of the Securities Act; or the disposition is exempt from the registration requirements of the Securities Act; and (ii) the disposition is registered under any state securities laws, or is exempt from the registration requirements of such laws, and is otherwise in compliance with any applicable state securities laws; and

               (b) As long as the certificates representing the Shares are legended in accordance with Section 1.3 above, Comdisco Systems will have first notified Cadence of the proposed disposition and furnished Cadence with a statement of the proposed manner of disposition and, should Cadence so request, an opinion of counsel, reasonably satisfactory to Cadence, that the disposition will not require registration of the securities under the Securities Act and any applicable state securities laws.

          7.10 Indemnification.

               (a) Cadence will indemnify and hold harmless Comdisco Systems, each underwriter participating in the sale of any Shares under any registration pursuant to Section 7.4 and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act (together with Comdisco Systems, the "Comdisco Systems Parties"), against any losses, claims, damages or liabilities, or actions in respect thereof (including any legal expenses or other expenses reasonably incurred by such person or entity in connection with investigating or defending any such loss, claim, damage, liability or action), to which any Comdisco Systems Parties may become subject under the Securities Act or any other statute or common law or otherwise, insofar as any such losses, claims, damages, liabilities or actions will arise out of or will be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement pursuant to Section
7.1 or 7.4 relating to the sale of any shares, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus contained in the registration statement (as amended or supplemented if Cadence will have filed with the SEC any amendment thereof or supplement thereto), if used prior to the effective date of such registration statement or contained in the prospectus (as amended or supplemented if Cadence will have filed with the SEC any amendment thereof or supplement thereto), if used within the period during which Cadence will be required to keep the registration statement to which such prospectus relates current pursuant to the terms of this Agreement, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this Section 7.10(a) will not apply to such losses, claims, damages, liabilities or actions that arise from the sale of any such shares to any person if such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission shall have been (x) made in reliance upon and in conformity with information furnished in writing to Cadence by Comdisco Systems, or by any such underwriter, as applicable, specifically for use in connection with the preparation of the registration statement or any preliminary prospectus or prospectus contained in the registration statement or any such amendment thereof or supplement thereto, or (y) made in any preliminary prospectus, where the prospectus contained in the registration statement as declared effective or in the form filed by Cadence with the SEC pursuant to Rule 424 under the Securities Act shall have corrected such statement or omission.

               (b) Comdisco Systems will indemnify and hold harmless, and each underwriter participating in the sale of any Shares under any registration pursuant to Section 7.4 will agree, severally to indemnify and hold harmless, Cadence, its directors and officers (together with Cadence, the "Cadence Parties"), against any losses, claims, damages or liabilities, or actions in respect thereof (including any legal expenses or other expenses reasonably incurred by such person or entity in connection with investigating or defending any such loss, claim, damage, liability or action), to which any of the Cadence Parties may become subject under the Securities Act or any other statute or common law or otherwise, insofar as any such losses, claims, damages, liabilities or actions will arise out of or will be based upon any untrue statement or alleged untrue statement, or omission or alleged omission, within the description of
Section 10(a)(i) or (ii) if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to Cadence by Comdisco Systems or any underwriter specifically for use in connection with the preparation of the applicable registration statement or any preliminary prospectus or prospectus contained in such registration statement or any amendment thereof or supplement thereto; provided, however, that the indemnification agreement contained in this Section 7.10(b) will not apply to such losses, claims, damages, liabilities or actions that arise from the sale of any such shares to any person if such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission shall have been made in any preliminary prospectus, where the prospectus contained in the registration statement as declared effective or in the form filed by Cadence with the SEC pursuant to Rule 424 under the Securities Act shall have corrected such statement or omission and a copy of such prospectus will not have been sent or given to such person at or prior to the confirmation of such sale to such person.

               (c)  Each party indemnified under Section
7.10(a) or Section 7.10(b) will give notice in writing to the indemnifying party promptly after such indemnified party has actual knowledge of any claim as to which indemnity may be sought, and will permit the indemnifying party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the indemnifying party, which will conduct the defense of such claim or litigation, shall be approved by the indemnified party (which approval must not be unreasonably withheld); and, provided, further, that the failure of any indemnified party to give notice as provided herein will not relieve the indemnifying party of its obligations under Section 10(a) or 10 (b), as the case may be, except to the extent the Indemnifying Party is actually prejudiced thereby. The indemnified party may participate in such defense at such party's expense. The indemnifying party will not, in the defense of any such claim or litigation, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, and no indemnified party will consent to entry of any judgment or settle such claim or litigation without the prior written consent of the indemnifying party.

     7.11 Successors and Assigns. Comdisco Systems' rights under this Article 7 may not be assigned without the express written consent of Cadence; provided that, if Comdisco Systems assigns in accordance with Section 1.3 its then outstanding rights to purchase Shares under the Warrant, Comdisco Systems may assign to such assignee its rights under this Article 7 with respect to such Shares. Notwithstanding any other provisions contained herein, in the event of any change in the Shares (through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, exchange of shares, issuance of rights to subscribe, or change in capital structure), all rights of Comdisco Systems under this Article 7 in respect of the Shares will apply to the Shares as affected by such change. Notwithstanding any other provision contained herein, Comdisco Systems may, with respect to any Shares assigned by Comdisco Systems to Comdisco or any Affiliate in accordance with Section 1.3, transfer Comdisco Systems' rights under this Article 7, without the prior consent of Cadence, to Comdisco or any Affiliate that executes a counterpart of this Agreement; provided that either Comdisco Systems, Comdisco or any Affiliate alone will be responsible for transmitting and receiving all notices with respect to the exercise of all rights under this Article 7 on behalf of all such entities to whom such rights are assigned. Any assignee hereunder will assume all Comdisco Systems' obligations under this Section 7 with respect to the Shares or Warrant assumed."














EXHIBIT 5.01

Opinion of Fenwick & West

May 26, 1994
Cadence Design Systems, Inc.
555 River Oaks Parkway
San Jose, California 95134
Re:  Registration Statement on Form S-3
Ladies and Gentlemen:
At your request, we have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission ("SEC") on or about May 26, 1994 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of up to 2,350,000 shares of your Common Stock (the "Stock"), 1,050,000 shares (the "Comdisco Shares") of which are issued, outstanding and held by Comdisco Systems, Inc. ("Comdisco Systems") and 1,300,000 shares (the "Warrant Shares") of which are issuable upon the exercise of a warrant held by Comdisco Systems (the "Comdisco Warrant"). As your counsel, we have examined the proceedings taken by you in connection with the issuance of the Comdisco Shares and the proposed issuance of the Warrant Shares. It is our opinion that the Comdisco Shares are legally issued, fully paid and nonassessable and that the Warrant Shares, when issued and sold in accordance with the terms of the Comdisco Warrant, will be legally issued, fully paid and nonassessable.
We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto which have been approved by us.
Very truly yours,
FENWICK & WEST
















EXHIBIT 23.01

Consent of Arthur Andersen & Co.

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 26, 1994 included in the Annual Report on Form 10-K of Cadence Design Systems, Inc. for the year ended December 31, 1993 and to all references to our firm included in this registration statement.
ARTHUR ANDERSEN & CO.
San Jose, California
May 26, 1994















EXHIBIT 23.02

Consent of Deloitte & Touche


CONSENT OF DELOITTE & TOUCHE
We consent to the incorporation by reference in this Registration Statement of Cadence Design Systems, Inc. on Form S-3 of our reports dated January 27, 1992 and March 28, 1994 (relating to the consolidated financial statements and related financial statement schedules of Valid Logic Systems Incorporated, not presented separately herein) appearing in the Annual Report on Form 10-K of Cadence Design Systems, Inc. for the year ended December 31, 1993 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement. DELOITTE & TOUCHE
San Jose, California
May 26, 1994
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